UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported):

September 17, 2007

Commission file number: 001-33084

SUSSER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	01-0864257
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
4433 Baldwin Boulevard Corpus Christi, Texas 78408 (Address of principal executive offices, including zip codes)

Registrant’s telephone number, including area code: (361) 884-2463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 17, 2007 the Board of Directors of Susser Holdings Corporation (“the Company”) voted to amend the Company’s bylaws to provide for the issuance of uncertificated shares of Company common stock. This amendment was adopted in order to make the Company eligible to participate in its transfer agent’s direct registration program in accordance with requirements taking effect January 1, 2008 under the Nasdaq’s marketplace rules. The text of the amendment is attached as Exhibit 3.1 to this current report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On September 21, 2007, the Company issued a news release announcing its entry into a definitive agreement to acquire the parent company of Town and County Food Stores. The news release provides access information for an investor conference call to be held at 10:00 a.m. Eastern Time on September 21, 2007. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01. Informational slides that will be referenced on the conference call may be accessed by visiting www.susser.com. A replay of the call may also be accessed on the Company’s website for 15 days following the call or by telephone through September 28, 2007 by following the telephonic replay instructions provided in the news release.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description
3.1	First Amendment to the Amended and Restated Bylaws of Susser Holdings Corporation
99.1	Press Release of Susser Holdings Corporation, dated September 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSER HOLDINGS CORPORATION

Date: September 21, 2007	By: /s/ Mary E. Sullivan
Name: Mary E. Sullivan
Title: Executive Vice President and Chief Financial Officer